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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 12, 2006
                Date of Report (Date of earliest event reported)

                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                            16770 West Bernardo Drive
                           San Diego, California 92127
                    (Address of principal executive offices)

                                 (858) 304-3016
              (Registrant's telephone number, including area code)

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Item 1.01 Entry into a Material Definitive Agreement.

e. Digital Corporation (the "Company") previously issued (i) a 15% Promissory Note, as amended, in the original principal amount of $750,000.00 and (ii) a 15% Unsecured Promissory Note in the original principal amount of $290,164.36 (collectively, the "15% Notes") to Davric Corporation ("Davric"). The Company's aggregate obligation under the 15% Notes inclusive of accrued interest was $970,752 at November 30, 2006. The 15% Notes were due on December 31, 2006.

On December 12, 2006 the Company and Davric completed an exchange of the 15% Notes ("Exchange Agreement") for (i) a new 7.5% Convertible Subordinated Term
Note issued by the Company in the principal amount of $970,752.00 due November 30, 2009 (the "Exchange Note") and (ii) 500,000 shares of common stock, $.001 par value of the Company (the "Exchange Shares"). The previous 15% Notes were cancelled. The Exchange Shares were issued as consideration for extending the maturity date and reducing the interest rate from 15% to 7.5%.

The Exchange Note is payable by the Company to Davric in monthly principal and interest installments of $6,000 starting December 2006, increasing to $15,000 starting in February 2007, $30,000 starting in December 2007 and $50,000 starting in December 2008 with maturity November 30, 2009. Commencing with the February 2007 installment payment, the Company may, subject to certain limitations, elect to make such installment payments either in cash or in shares of common stock ("Monthly Installment Shares"). Monthly Installment Shares shall be valued at the arithmetic average of the closing prices for the last five trading days of the applicable month without discount. Installment note payments must be paid in cash if the computed average price is less than $0.10 per share. Subject to certain notice periods and other limitations, the balance of the Exchange Note is convertible by Davric at $0.30 per common share beginning February 1, 2007 and the Company may elect to call the Exchange Note for mandatory conversion if the closing sale price of the Company's common stock is at least $0.40 per share for ten consecutive trading days. The Company may also prepay the Exchange Note in full or in minimum parts of $50,000 on ten-day notice. The Exchange Note may be subordinate to certain future senior indebtedness as defined in the Exchange Note.

The Company is not obligated to register the Exchange Shares, any Monthly Installment Shares or any shares issuable on conversion of the Exchange Note.

A complete copy of the Exchange Agreement and the Exchange Note are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference [except that we do not intend for any person other than Davric to rely upon the representations and warranties contained in the exhibits]. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 1.02 Termination of a Material Definitive Agreement.

Upon completion of the exchange transaction described above, the Company is no longer obligated on the 15% Notes which are being cancelled. Without the exchange and the cancellation of the 15% Notes, the Company would have been obligated to make total payments of approximately $982,300 at December 31, 2006. The cancelled 15% Notes were last amended effective June 30, 2006 and are further described in the Company's report on Form 8-K dated July 26, 2006.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

The Company became obligated on the new 7.5% Convertible Subordinated Term Note in the principal amount of $970,752.00 effective as of December 1, 2006 as described above. A description of the material terms of the obligation are described above. The Company is obligated to make principal and interest payments, subject to prepayment or conversion in whole or in part, in cash or shares of common stock in the following amounts:

                  Fiscal year ending:
                           March 31, 2007   $ 42,000
                           March 31, 2008   $240,000
                           March 31, 2009   $440,000
                           March 31, 2010   $398,165

Item 3.02 Unregistered Sales of Equity Securities.

As described above the Company has issued 500,000 shares of its common stock, $.001 par value as consideration for reducing the interest rate and extending the maturity date of $970,752 of debt. The Company has also issued a 7.5% Convertible Subordinated Term Note for debt that was not previously convertible.

The Company paid no placement fees. The Company offered and sold the Exchange Shares and the Exchange Note without registration under the Securities Act of 1933 to one accredited investor in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The Exchange Shares and any shares issuable pursuant to the terms of the Exchange Note may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the Exchange Shares issued, and will be placed on the shares issuable pursuant to the terms of the Exchange Note, unless registered under the Securities Act prior to issuance.

Preferred Stock Conversion and Warrant Exercise
The Company also has issued 1,815,976 shares of common stock upon the conversion of 1,250 shares of outstanding Series EE preferred stock by two holders. There are no remaining shares of Series EE preferred stock outstanding. The Company received $16,000 from one holder exercising a warrant for 200,000 shares of common stock. The shares of common stock issued by the Company upon conversion of the preferred stock and exercise of the warrant were registered for resale on registration statement #333-136096.

Subordinated Note Conversion
At September 30, 2006 the Company had $1,300,000 of convertible 12% Subordinated Promissory Notes due December 31, 2006, as amended ("Subordinated Notes") outstanding. Since September 30, 2006 the Company has issued 7,500,000 shares of common stock upon the voluntary conversion by six holders of an aggregate of $600,000 principal amount of Subordinated Notes. One director converted $50,000 of the Subordinated Notes into 625,000 shares. The balance of $700,000 is due on December 31, 2006 unless earlier converted.

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Item  9.01 Financial Statements and Exhibits.

(d)   Exhibits:

99.1 Exchange Agreement between the Company and Davric Corporation dated December 1, 2006.

99.2 7.5% Convertible Subordinated Term Note issued by the Company to Davric Corporation dated December 1, 2006.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         e.DIGITAL CORPORATION

    Date: December 12, 2006              By: /s/ ROBERT PUTNAM
                                         ----------------------------
                                         Robert Putnam, Senior Vice President,
                                         Interim Financial Officer and Secretary
                                         (Principal Financial and Accounting
                                         Officer and duly authorized to sign on
                                         behalf of the Registrant)